EXHIBIT 10.3

           EMPLOYMENT AGREEMENT WITH BILLY TANG DATED JANUARY 1, 2005





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                             PRIVATE & CONFIDENTIAL

Mr. Tang Wai Hung [HKID: K 127 604 (2)]                     Date: 1 January 2005


Dear Mr. Tang,



                              LETTER OF APPOINTMENT

We are pleased to confirm your employment with Titanium Technology Limited on the terms and conditions under listed: -

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Position              Chief Operation Officer
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Monthly Salary        HK$30,000
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Mode                  Permanent
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Working Hours         9:00 to 18:00 (5 1/2 days)
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Commencement          1 Jan, 2005
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TERMINATION:
Your appointment may be terminated by either party at any time without cause assigned by giving to the other party two weeks' written notice, or on payment of two weeks' salary.


ANNUAL LEAVE:
In addition to the gazette general holidays, you will be eligible for paid leave at the rate of one day's leave for every completed month of service subject to your completion of at least 3 months' service from the date of assumption of duty. Such leave shall be taken during the above appointment period but shall not be included as part of the period of notice of termination of service. Any untaken leave shall lapse automatically upon expiry of the above appointment period and cannot be encashed.


SICK LEAVE (APPLY TO PERMANENT STAFF ONLY):
Employees who apply for sick leave must produce a medical certificate issued by a registered medical practitioner, certificates issued by Chinese Herbalists or Bonesetters will not be accepted.


PERSONAL LEAVE:
Employees who apply for personal leave should submit their application at least two days in advance; salary will be deducted for personal leave.


SALARY REVIEW  (APPLY TO PERMANENT STAFF ONLY):
Your salary will be reviewed once a year on 1st January. No salary increment will be granted or back paid upon submission of resignation.


TRANSFER:
The employee agreed and accepted to be transferred to other departments/companies for work or at the position of the Company in such other capacity as the Company shall reasonably consider to be within the scope of the employee's capabilities.



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OVERTIME:
The employee may be required to work overtime to cover peaks of workload or ad-hoc basis. The employee is willing to accept such arrangement and you will have no payment of allowance or leave in lieu in respect of overtime work.


NON-COMPETITIVE
Without the prior written consent of Titanium Technology Limited, for a period of twelve (12) months from the date of their leaving the employment of Titanium Technology Limited or any of its subsidiaries:
   a) Be engaged or interested in any capacity in any business whose activities are substantially similar to or compete with any of the business activities of Titanium Technology Limited or any of its subsidiaries; or
   b) Be involved in any projects or products handled or produced by Titanium Technology Limited or its subsidiaries; or
   c) Deal with any existing customer of Titanium Technology Limited or any of its subsidiaries.


OTHERS:
You will not be eligible for any other benefits except those mentioned above and those in accordance with the Employment Ordinance.



Any and all industrial property rights including patent to which you are or may be entitled or which are created as a result of your services under this agreement shall belong to and be the exclusive property of Titanium Technology Limited.

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We should now be  grateful  if you would,  as soon as  possible,  indicate  your acceptance of this offer of appointing by signing and returning

Yours sincerely,





Joanne Wong
Human Resources Manager

BT/JN
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To: Human Resources Manager, Titanium Technology Limited

I accept this offer of appointment as embodied in the terms set out above.

Yours faithfully,

Signature         :

Name              :

Date              :




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